EXHIBIT 32.1

STATEMENT OF MANAGING DIRECTOR
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Alan Schaffner, Managing Director of Biofuels Power Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-Q/A Report for the six months ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alan Schaffner
Alan Schaffner, Managing Director
Dated: September 14, 2011